UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

1

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
On March 31, 2005, Stratus Services Group, Inc. (the “Company”) announced that it had reached an agreement with ALS, LLC (“ALS”) to reinstate and amend the Outsourcing Agreement between the parties that was entered into in August 2004 (the “Outsourcing Agreement”) and subsequently replaced by a Management Agreement between the Company and ALS which became effective on February 21, 2005. See Item 1.02 below.

The Outsourcing Agreement, as originally in effect, provided for ALS to perform outsourcing services for the Company’s California employees at agreed-upon pay rates plus burden (payroll taxes and worker’s compensation insurance) plus a fee ranging between 2.54% and 2.92% of pay rates. The amended Outsourcing Agreement extends the scope of the outsourcing services to certain employees in New Jersey, Delaware, Pennsylvania, Maryland, New York, Massachusetts, Colorado and Texas and provides for comparable compensation to ALS. Compensation is payable under the Outsourcing Agreement as if it were in effect during all periods since its effective date of August 13, 2004.

Either party may terminate the Outsourcing Agreement upon thirty (30) days notice to the other. The Company is required to pay a fee to ALS if it terminates the Outsourcing Agreement which will be equal to 3% of what the payroll for its California branches would have from the date of termination until August 13, 2006.

Joseph J. Raymond, Jr., the son of the Company’s Chairman and Chief Executive Officer, holds a 50% interest in ALS.

Item 1.02	Termination of Material Definitive Agreement
On March 31, 2005, the Company announced that in connection with reinstating the Outsourcing Agreement as described in Item 1.01 above, it was terminating the Management Agreement between the Company and ALS. Under the terms of the Management Agreement, the Company outsourced, through ALS, all of its in-house staff and customer staffing requirements in all states in which the Company does business, except employees at the Company’s corporate headquarters in New Jersey. For providing these outsourcing services, the Company was required to pay ALS a fee based upon agreed upon pay rates, plus burden (payroll taxes and workers compensation insurance), plus a percentage fee based upon these pay rates. In addition, the Management Agreement required ALS to provide such services as were necessary to conduct the daily management and operations of the Company’s revenue generating business units. For these management services, ALS was entitled to a quarterly management fee equal to ten percent (10%) of the Company’s Operating Profit (as defined in the Management Agreement) if it met certain performance criteria. ALS was required to create at least $2,000,000 of Operating Profit per annum after certain adjustments in order to be entitled to the quarterly management fee.

If the Company terminated the Management Agreement prior to the expiration of its term, it was required to pay a termination fee equal to a percentage of its collective average payroll during the 13 week period prior to the termination. The percentage fee was 3% during the first 18 months of the agreement, subject to a reduction of 0.1% per month thereafter. No termination fee was paid in connection with the termination of the Management Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Services Group, Inc.
(Registrant)

By:	/s/ Joseph J. Raymond
Joseph J. Raymond
President and Chief Executive Officer

Dated: April 5, 2005

3